UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): June 8, 2015

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin		53204
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 9, 2015, George M. Sherman informed Rexnord Corporation (the “Company”) that he will retire as Non-Executive Chairman and a director of the Company, effective as of the Annual Meeting of Stockholders on July 22, 2015 (the “Annual Meeting”). The board of directors has elected Paul W. Jones, a current director, as Non-Executive Chairman effective upon Mr. Sherman’s retirement. The board of directors made no immediate adjustment in the compensation and fees that Mr. Jones will receive for serving as the Non-Executive Chairman.

On June 8, 2015, Laurence M. Berg informed the Company that he does not intend to be a candidate for re-election to the Company’s board of directors at the Annual Meeting. Both Messrs. Sherman and Berg indicated that their decisions do not relate to any disagreement on matters relating to the Company’s operations, policies or practices. The board of directors has nominated Robin A. Walker-Lee for election by the stockholders at the Annual Meeting to fill the vacancy created by Mr. Berg’s departure. Ms. Walker-Lee is the retired executive vice president, general counsel and secretary of TRW Automotive Holdings Corp., a leader in automotive safety systems, which was recently acquired by the ZF Group; additional information regarding Ms. Walker-Lee will be included in the Company’s proxy statement for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 11th day of June 2015.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary